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                        AGREEMENT BETWEEN

                  BROWN BROTHERS HARRIMAN & CO.

                               AND

        ALLIANCE INTERNATIONAL PREMIER GROWTH FUND, INC.





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                       CUSTODIAN AGREEMENT


         AGREEMENT made this 2nd of February, 1998 between

ALLIANCE INTERNATIONAL PREMIER GROWTH FUND, INC.  (the "Fund")

and Brown Brothers Harriman & Co. (the "Custodian").

         WITNESSETH:  That in consideration of the mutual

covenants and agreements herein contained, the parties hereto agree as follows:

         1.   The Fund hereby employs and appoints the Custodian

as a custodian for the term and subject to the provisions of this

Agreement.  The Custodian shall not be under any duty or

obligation to require the Fund to deliver to it any securities or funds owned by the Fund and shall have no responsibility or

liability for or on account of securities or funds not so

delivered.  The Fund will deposit with the Custodian copies of the Articles of Incorporation and By-Laws (or comparable

documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may be necessary for or convenient to the Custodian in the performance of its duties.

         2.   Except for securities and funds held by

subcustodians appointed pursuant to the provisions of Section 3 hereof, the Custodian shall have and perform the following powers and duties:










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         A.   Safekeeping - To keep safely the securities of the

Fund that have been delivered to the Custodian and from time to time to receive delivery of securities for safekeeping.

         B.   Manner of Holding Securities - To hold securities

of the Fund (1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System

(as said term is defined in Section 2U).

         C.   Registered Name; Nominee - To hold registered

securities of the Fund (1) in the name or any nominee name of the

Custodian or the Fund, or in the name or any nominee name of any agent appointed Pursuant to Section 6E, or (2) in street

certificate form, so-called, and in any case with or without any indication of fiduciary capacity.

         D.   Purchases - Upon receipt of Proper Instructions, as

defined in Section Y, insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by a Securities System.  However, (i) in the case of repurchase agreements entered into by the Fund, the Custodian

(as well as an Agent) may release funds to a Securities System or to a Subcustodian prior to the receipt of advice from the

Securities System or Subcustodian that the securities underlying




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such repurchase agreement have been transferred by book entry into the Account (as defined in Section 2U) of the Custodian (or such Agent) maintained with such Securities System or

Subcustodian, so long as such payment instructions to the

Securities System or Subcustodian include a requirement that delivery is only against payment for securities, (ii) in the case of foreign exchange contracts, options, time deposits, call

account deposits, currency deposits and other deposits, contracts or options pursuant to Sections 2J, 2L, 2M and 2N, the Custodian may make payment therefor without receiving an instrument

evidencing said deposit, contract or option so long as such

payment instructions detail specific securities to be acquired,

and (iii) in the case of securities in which payment for the security and receipt of the instrument evidencing the security are under generally accepted trade practice or the terms of the instrument representing the security expected to take place in different locations or through separate parties, such as

commercial paper which is indexed to foreign currency exchange rates, derivatives and similar securities, the Custodian may make payment for such securities prior to delivery thereof in

accordance with such generally accepted trade practice or the terms of the instrument representing such security.

         E.   Exchanges - Upon receipt of proper instructions to

exchange securities held by it for the account of the Fund for other securities in connection with any reorganization,




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recapitalization, split-up of shares, change of par value,

conversion or other event, and to deposit any such securities in accordance with the terms of any reorganization or Protective plan.  Without such instructions, the Custodian may surrender securities in temporary form for definitive securities, may

surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a

different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness,

provided the securities to be issued are to be delivered to the

Custodian and further provided custodian shall at the time of surrendering securities or instruments receive a receipt or other evidence of ownership thereof.

         F.   Sales of Securities - Upon receipt of proper

instructions, to make delivery of securities which have been sold for the account of the Fund, but only against payment therefor

(1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2) by credit to the account of the Custodian with a clearing corporation of a national

securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the

Custodian with a Securities System; provided, however that (i) in the case of delivery of physical certificates or instruments representing securities, the Custodian may make delivery to the broker buying the securities, against receipt therefor, for




                                4




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examination in accordance with "street delivery" custom, provided that the payment therefor is to be made to the Custodian (which payment may be made by a broker's check) or that such securities are to be returned to the Custodian, and (ii) in the case of securities referred to in clause (iii) of the last sentence of

Section 2D, the Custodian may make settlement, including with respect to the form of payment, in accordance with generally accepted trade practice relating to such securities or the terms of the instrument representing said security.

         G.   Depositary Receipts - Upon receipt of proper

instructions, to instruct a subcustodian appointed pursuant to

Section 3 hereof (a "Subcustodian") or an agent of the Custodian appointed pursuant to Section 6E hereof (an "Agent") to surrender securities to the depositary used by an issuer of American

Depositary Receipts or International Depositary Receipts

(hereinafter collectively referred to as "ADRs") for such

securities against a written receipt therefor adequately

describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities

ADRs in the name of the Custodian, or a nominee of the Custodian,

for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time

designate.






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         Upon receipt of proper instructions, to surrender ADRs

to the issuer thereof against a written receipt therefor

adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

         H.   Exercise of Rights; Tender Offers - Upon timely

receipt of proper instructions, to deliver to the issuer or

trustee thereof, or to the agent of either, warrants puts, calls,

rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any,

acquired by such action are to be delivered to the Custodian,

and, upon receipt of proper instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered

securities are to be returned to the Custodian.

         I.   Stock Dividends, Rights, Etc.  - To receive and

collect all stock dividends, rights and other items of like

nature; and to deal with the same pursuant to proper instructions relative thereto.

         J.   Options - Upon receipt of proper instructions, to

receive and retain confirmations or other documents evidencing the purchase writing an option on a security or securities index by the Fund; to deposit and maintain in a segregated account,




                                6




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either physically or by book-entry in a Securities System,

securities subject to a covered call option written by the Fund;

and to release and/or transfer such securities or other assets only in accordance with a notice or other communication

evidencing the expiration, termination or exercise of such

covered option furnished by The Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for

handling such options transactions.

         K.   Borrowings - Upon receipt of proper instructions to

deliver securities of the Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.

         L.   Demand Deposit Bank Accounts - To open and operate

an account or accounts in the name of the Fund on the Custodian's books subject only to draft or order by the Custodian.  All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s).  The responsibilities of the Custodian to the Fund for deposits accepted on the

Custodian's books shall be that of a U.S. bank for a similar deposit.

         If and when authorized by proper instructions, the

Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund




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in such instructions (any such bank or trust company so

designated by the Fund being referred to hereafter as a "Banking

Institution"), provided that such account(s) shall be in the name of the Custodian for account of the Fund and subject only to the

Custodian's draft or order.  Such accounts may be opened with

Banking institutions in the United States and in other countries and may be denominated in either U.S. Dollars or other currencies as the Fund may determine.  All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the

responsibility of the Custodian therefore shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund.

         M.   Interest Bearing Call or Time Deposits - To place

interest bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions.  Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine.  Deposits may be denominated in U.S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the

Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution, and other

appropriate details.  Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the Fund




                                8




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and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section 2.L of this agreement.  The

responsibility of the Custodian for such deposits accepted on the

Custodian's books shall be that of a U.S. bank for a similar deposit.

         N.   Foreign Exchange Transactions and Futures

Contracts - Pursuant to proper instructions, to enter into

foreign exchange contracts or options to purchase and sell

foreign currencies for spot and future delivery on behalf and for the account of the Fund.  Such transactions may be undertaken by the Custodian with such Banking Institutions, including the

Custodian and Subcustodian(s) as principals, as approved and authorized by the Fund.  Foreign exchange contracts and options other than those executed with the Custodian, shall be deemed to be portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks as described in

Section 2.L of this agreement.  Upon receipt of proper

instructions, to receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; to deposit and maintain in a segregated account, for the benefit of any futures commission merchant or to pay to such futures commission merchant, assets designated by the fund as initial maintenance or variation "margin" deposits




                                9




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intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any agreement or agreements among any of the Fund,

the Custodian and such futures, commission merchant, designated to comply with the rules of the Commodity Futures Trading

Commission and/or any contract market, or any similar

organization or organizations, regarding such margin deposits;

and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

         O.   Stock Loans - Upon receipt of proper instructions,

to deliver securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof upon the receipt of the cash collateral, if any, for such borrowing.  In the event

U.S. Government securities are to be used as collateral, the

Custodian will not release the securities to be loaned until it has received confirmation that such collateral has been delivered to the Custodian.  The Custodian and Fund understand that the timing of receipt of such confirmation will normally require that the delivery of securities to be loaned will be made one day after receipt of the U.S. Government collateral.

         P.   Collections - To collect receive and deposit in

said account or accounts all income, payments of principal and other payments with respect to the securities held hereunder, and in connection therewith to deliver the certificates or other




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instruments representing the securities to the issuer thereof or its agent when securities are called, redeemed, retired or

otherwise become payable; provided, that the payment is to be made in such form and manner and at such time, which may be after delivery by the Custodian of the instrument representing the security, as is in accordance with the terms of the instrument representing the security, or such proper instructions as the

Custodian may receive, or governmental regulations, the rules of

Securities Systems or other U.S. securities depositories and clearing agencies or, with respect to securities referred to in clause (iii) of the last sentence of Section 2D, in accordance with generally accepted trade practice; (ii) to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other

payments with respect to securities of the Fund or in connection,

with transfer of securities, and (iii) pursuant to proper

instructions to take such other actions with respect to

collection or receipt of funds or transfer of securities which involve an investment decision.

         Q.   Dividends, Distributions and Redemptions - Upon

receipt of proper instructions from the Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the

Shareholder Servicing Agent as the Fund shall have authorized),




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the Custodian shall release funds or securities to the

Shareholder Servicing Agent or otherwise apply funds or

securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders.  Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder

Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

         R.   Proxies, Notices, Etc. - Promptly to deliver or

mail to the Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian,

and upon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required.  Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other

action with respect thereto (except as otherwise herein provided)

unless ordered to do so by proper instructions.






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

         S.   Nondiscretionary Details - Without the necessity of

express authorization from the Fund, (1) to attend to all

nondiscretionary details in connection with the sale, exchange,

substitution, purchase, transfer or other dealings with

securities, funds or other property of the Portfolio held by the

Custodian except as otherwise directed from time to time by the

Directors of the Fund, and (2) to make payments to itself or others, for minor expenses of handling securities or other

similar items relating to the Custodian's duties under this

Agreement, provided that all such payments shall be accounted for to the Fund.

         T.   Bills - Upon receipt of proper instructions to pay

or cause to be paid, insofar as funds are available for the

purpose, bills, statements, or other obligations of the Fund.

         U.   Deposit of Fund Assets in Securities Systems - The

Custodian may deposit and/or maintain securities owned by the

Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart 0 of Treasury Circular No. 300,

31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry

regulations of federal agencies substantially in the form of

Subpart 0, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this




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Agreement as a "Securities System").  Utilization of a Securities

System shall be in accordance with applicable Federal Reserve

Board and Securities and Exchange Commission rules and

regulations, if any, and subject to the following provisions:

         1)   The Custodian may deposit and/or maintain Fund

securities, either directly or through one or more Agents

appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the

Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

         2)   The records of the Custodian with respect to

securities of the Fund which are maintained in a Securities

System shall identify by book-entry those securities belonging to the Fund;

         3)   The Custodian shall pay for securities purchased

for the account of the Fund upon (i) receipt of advice from the

Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the

account of the Fund.  The Custodian shall Transfer securities sold for the account of the Fund upon (i) receipt of advice from




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the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.  Copies of all advices from the

Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian or an Agent as referred to above, and be provided to the Fund at its request.  The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

         4)   The Custodian shall provide the Fund with any

report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such

Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

         5)   At the written request of the Fund, the Custodian

will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.






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         V.   Other Transfers - Upon receipt of Proper

Instructions, to deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and,

upon receipt of proper instructions, to make such other

disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions

relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of

securities to be delivered and the name of the person or persons to whom delivery is to be made.

         W.   Investment Limitations - In performing its duties

generally, and more particularly in connection with the purchase,

sale and exchange of securities made by or for the Fund, the

Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in

conflict with or in any way contrary to any provisions of the

Fund's Articles of Incorporation or By-Laws (or comparable

documents) or votes or proceedings of the shareholders or

Directors of the Fund.  The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any

violation which occurs in the course of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers






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to make expenditures, encumber securities, borrow or take similar actions affecting its portfolio.

         X.   Restricted Securities - Notwithstanding any other

provision of this Agreement, the Custodian shall not be liable for failure to take any action in respect of a "restricted

security" (as hereafter defined) if the Custodian has not

received Proper Instructions to take such action (including but not limited to the failure to exercise in a timely manner any right in respect of any restricted security) unless the

Custodian's responsibility to take such action is set forth in a writing, agreed upon by the Custodian and the Fund or the

investment adviser of the Fund, which specifies particular

actions the Custodian is to take without Proper Instructions in respect of specified rights and obligations pertaining to, a particular restricted security.  Further, the Custodian shall not be responsible for transmitting to the Fund information

concerning a restricted security, such as with respect to

exercise periods and expiration dates for rights relating to the restricted security, except such information which the Custodian actually receives or which is published in a source which is publicly distributed and generally recognized as a major source of information with respect to corporate actions of securities similar to the particular restricted security,  As used herein,

the term "restricted securities" shall mean securities which are subject to restrictions on transfer, whether by reason of




                               17




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contractual restrictions or federal, state or foreign securities or similar laws, or securities which have special rights or

contractual features which do not apply to publicly-traded shares of, or comparable interests representing, such security.

         Y.   Proper Instructions - Proper instructions shall

include in order of preference, authenticated electro-mechanical communications including SWIFT and tested telex; a written

request signed by two or more authorized persons as set forth below; telefax transmissions and oral instructions.  Each of the foregoing methods of communicating proper instructions is

described and defined below and may from time to time be further described and defined in written operating memoranda between the

Custodian and the Fund.

         Proper Instructions may include communications effected

directly between electro-mechanical or electronic devices or systems, including authenticated SWIFT and tested telex

transmissions.  The media through which such Proper Instructions shall be transmitted and the data which must be contained in such

Proper Instructions in order for such instruction to be complete shall be set forth in certain operating memoranda to which the

Custodian and the Fund shall from time to time agree.  The Fund shall be responsible for sending instructions which meet the requirements set forth therein and the Custodian shall only be responsible for acting on instructions which meet such

requirements.  The Custodian shall not be liable for direct or




                               18




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consequential losses resulting from technical failures of any kind in respect of instructions sent via electro-mechanical or electronic communications.

         Proper Instructions shall include a written request,

direction, instruction or certification signed or initialed on behalf of the Fund by two or more persons as the Board of

Trustees or Directors of the Fund shall have from time to time authorized, provided, however, that no such instructions

directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such

persons.  Those persons authorized to give proper instructions may be identified by the Board of Trustees or Directors by name,

title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions on behalf of the Fund.  Telephonic or other oral instructions or instructions given by facsimile transmission may be given by any one of the above persons and will be

considered proper instructions if the Custodian reasonably

believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.

         With respect to telefax transmissions, the Fund hereby

acknowledges that (i) receipt of legible instructions cannot be assured, (ii) the Custodian cannot verify that authorized

signatures on telefax instructions are original, and (iii) the

Custodian shall not be responsible for losses or expenses




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

incurred through actions taken in reliance on such telefax

instructions.

         The Custodian may act on oral instructions provided such

instructions will be confirmed by authenticated electro-

mechanical communications in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions.  The

Fund authorizes the Custodian to tape record any and all

telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers,

Directors, Trustees, employees or agents or, any investment

manager or adviser or person or entity with similar

responsibilities which is authorized to give proper instructions on behalf of the Fund to the Custodian.)

         Proper instructions may relate to specific transactions

or to types or classes of transactions, and may be in the form of standing instructions.

         Proper instructions may include communications effected

directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Fund and the Custodian agree to the use of such device or system.

         3.   Securities, funds and other property of the Fund

may be held by subcustodians appointed pursuant to the provisions of this Section 3 (a "Subcustodian").  The Custodian may, at any

time and from time to time, appoint any bank or trust company

(meeting the requirements of a custodian or a foreign custodian under the Investment Company Act of 1940 and the rules and

regulations thereunder) to act as a Subcustodian for the Fund,

provided that the Fund shall have approved in writing (1) any such bank or trust company and the subcustodian agreement to be entered into between such bank or trust company and the

Custodian, and (2) if the subcustodian is a bank organized under the laws of a country other than the United States, the holding of securities, cash and other property of the Fund in the country in which it is proposed to utilize the services of such

subcustodian.  Upon such approval by the Fund, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such.  The Custodian may, at any time in its discretion, remove any bank or trust company that has been

appointed as a Subcustodian but will promptly notify the Fund of any such action.

         Those Subcustodians, their offices or branches which the

Fund has approved to date are set forth on Appendix A hereto.

Such Appendix shall be amended from time to time as

Subcustodians, branches or offices are changed, added or deleted.

         The Fund shall be responsible for informing the

Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the

Custodian to put the appropriate arrangements in place with such

Subcustodian pursuant to such subcustodian agreement.

         Although the Fund does not intend to invest in a country

before the foregoing procedures have been completed, in the event that an investment is made prior to approval, if practical, such security shall be removed to an approved location or if not

practical such security shall be held by such agent as the

Custodian may appoint.  In such event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent and provided that the

Custodian shall pursue its rights against such agent.

         With respect to the securities and funds held by a

Subcustodian, either directly or indirectly, including demand and interest bearing deposits, currencies or other deposits and

foreign exchange contracts as referred to in Sections 2K, 2L or

2M, the Custodian shall be liable to the Fund if and only to the extent that such Subcustodian is liable to the Custodian;

provided, however, that the Custodian shall be liable to the Fund for losses resulting from the bankruptcy or insolvency of a

Subcustodian if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers from such

Subcustodian under the applicable subcustodian agreement.  The

Custodian shall nevertheless be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any such

Subcustodian.

         In the event that any Subcustodian appointed pursuant to

the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations.  In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3.  At the

election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

         At the written request of the Fund, the Custodian will

terminate any subcustodian appointed pursuant to the provisions of this Section 3 in accordance with the termination provisions under the applicable subcustodian agreement.  The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.

         In the event the Custodian receives a claim from a

Subcustodian under the indemnification provisions of any

subcustodian agreement, the Custodian shall promptly give written notice to the Fund of such claim.  No more than thirty days after written notice to the Fund of the Custodian's intention to make such payment, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

         4.   The Custodian may assist generally in the

preparation of reports to Fund shareholders and others, audits of accounts, mid other ministerial matters of like nature.

         5.   The Fund hereby also appoints the Custodian as its

financial agent.  With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:

         A.   Records - To create, maintain and retain such

records relating to its activities and obligations under this

Agreement as are required under the Investment Company Act of

1940 and the rules and regulations thereunder (including

Section 31 thereof and Rules 31a-1 and 31 a-2 thereunder) and under applicable Federal and State tax laws.  All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian,

and the Custodian agrees to cooperate with the Fund in execution of documents and other action necessary or desirable in order to substitute the successor custodian for the custodian under their agreement.

         B.   Accounts - To keep books of account and render

statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.

         C.   Access to Records - Subject to security

requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian, the books and records maintained by the Custodian pursuant to

Sections 5A and 5B shall be open to inspection and audit at

reasonable times by officers of, attorneys for, and auditors employed by, the Fund.

         D.   Calculation of Net Asset Value - To compute and

determine the net asset value per share of capital stock of the

Fund as of the close of business on the New York Stock Exchange on each day on which such Exchange is open, unless otherwise directed by proper instructions.  Such computation and

determination shall be made in accordance with (1) the provisions of the Fund's Articles of Incorporation or By-Laws of the Fund,

as they may from time to time be amended and delivered to the

Custodian, (2) the votes of the Board of Directors of the Fund at the time in force and applicable, as they may from time to time be delivered to the Custodian, and (3) proper instructions from such officers of the Fund or other persons as are from time to time authorized by the Board of Directors of the Fund to give instructions with respect to computation and determination of the net asset value.  On each day that the Custodian shall compute the net asset value per share of the Fund, the Custodian shall provide the Fund with written reports which permit the Fund to verify that portfolio transactions have been recorded in

accordance with the Fund's instructions.

         In computing the net asset value, the Custodian may rely

upon any information furnished by proper instructions, including without limitation any information (1) as to accrual of

liabilities of the Fund and as to liabilities of the Fund not appearing on the books of account kept by the custodian, (2) as to the existence, status and proper treatment of reserves, if any, authorized by the fund, (3) as to the sources of quotations to be used in computing the net asset value, including those listed in Appendix B, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (5) as to the sources of information with respect to "corporate actions" affecting portfolio

securities of the fund, including those listed in Appendix B.

(Information as to "corporate actions" shall include information as to dividends, distributions, stock splits, stock dividends,

rights offerings, conversions, exchanges, recapitalizations,

mergers, redemptions, calls, maturity dates and similar transactions, including the ex- and record dates and the amounts or other terms thereof.)

         In like manner, the Custodian shall compute and

determine the net asset value as of such other times as the Board of Directors of the Fund from time to time may reasonably

request.

         Notwithstanding any other provisions of this Agreement,

including Section 6C, the following provisions shall apply with respect to the Custodian's foregoing responsibilities in this

Section 5.D:  The Custodian shall be held to the exercise of reasonable care in computing and determining net asset value as provided in this Section 5.D, but shall not be held accountable or liable for any losses, damages or expenses the Fund or any shareholder or former shareholder of the Fund may suffer or incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to the

Custodian's negligence, gross negligence or reckless or willful misconduct in determination of such net asset value.  (The

parties hereto acknowledge, however, that the Custodian's causing an error or delay in the determination of net asset value may,

but does not in and of itself, constitute negligence, gross

negligence or reckless or willful misconduct.)  In no event shall the Custodian be liable or responsible to the Fund, any present or former shareholder of the fund or any other party for any error or delay which continued or was undetected after the date of an audit performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit.  The Custodian's liability for any such negligence, gross negligence or reckless or willful misconduct which results in an error in determination of such net asset value shall be limited to the direct, out-of-pocket loss the Fund, shareholder or former shareholder shall actually incur,

measured by the difference between the actual and the erroneously computed net asset value, and any expenses the fund shall incur in connection with correcting the records of the Fund affected by such error (including charges made by the Fund's registrar and transfer agent for making such corrections) or communicating with shareholders or former shareholders of the Fund affected by such error.

         Without limiting the foregoing, the Custodian shall not

be held accountable or liable to the Fund, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur

resulting from (1) the Custodian's failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the fund or

(2) any errors in the computation of the net asset value based upon or arising out of quotations or information as to corporate actions if received by the Custodian either (i) from a source which the Custodian was authorized pursuant to the second

paragraph of this Section 5.D to rely upon, or (ii) from a source which in the Custodian's reasonable judgment was as reliable a source for such quotations or information as the sources

authorized pursuant to that paragraph.  Nevertheless, the

Custodian will use its best judgment in determining whether to verify through other sources any information it has received as to quotations or corporate actions if the Custodian has reason to believe that any such information might be incorrect.

         In the event of any error or delay in the determination

of such net asset value for which the Custodian may be liable,

the Fund and the Custodian will consult and make good faith

efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former shareholders, in order that the custodian's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives.  Such actions might include the Fund or the custodian taking reasonable steps to collect from any shareholder or former shareholder who has received any overpayment upon redemption of shares such overpaid amount or to collect from any shareholder who has underpaid upon a purchase of shares the amount of such underpayment or to reduce the number of shares issued to such shareholder.  It is

understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Custodian, the Fund and the Custodian will

consider such relevant factors as the amount of the loss

involved, the Fund's desire to avoid loss of shareholder good will, the fact that other persons or entitles could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former

shareholders might have obtained by reason of the error, and the possibility that other parties providing services to the fund might be induced to absorb a portion of the loss incurred.

         E.   Disbursements - Upon receipt of proper

instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other

obligations of the Fund (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of the Fund).

         6.   A.   The Custodian shall not be liable for any

action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written notice,

request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.  The Secretary or Assistant Secretary of the Fund shall certify to the Custodian the names, signatures and scope of

authority of all persons authorized to give proper instructions or any other such notice, request, direction, instruction,

certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any resolutions, votes,

instructions or directions of the Fund's Board of Directors or shareholders.  Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Agreement.

         The Custodian shall be entitled, at the expense of the

Fund, to receive and act upon advice of counsel (who may be

counsel for the Fund) on all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         B.   With respect to the portfolio securities, cash and

other property of the Fund held by a Securities System, the

Custodian shall be liable to the Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System.

         C.   Except as may otherwise be set forth in this

Agreement with respect to particular matters, the Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the

Custodian shall not thereby be required to take any action which is in contravention of any applicable law.  However, nothing herein shall exempt the Custodian from liability due to its own negligence or willful misconduct.  The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its

nominee's breach of the relevant standard of conduct set forth in this Agreement.  Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the

Custodian and its nominees against any liability the Custodian or such nominee may incur by reason of taxes assessed to the

Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other

property of the Fund is registered in the name of the Custodian or such nominee.

         In order that the indemnification provisions contained

in this Paragraph 6.C shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or hold the

Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all

reasonable care to identify and notify the Fund promptly

concerning any situation which presents or appears likely to present the probability of such a claim for indemnification

against the Fund.  The Fund shall have the option to defend the

Custodian against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Paragraph 6.C.  The

Custodian shall in no case confess any claim or make any

compromise in any case in which the Fund will be asked to

indemnify the Custodian except with the Fund's prior written consent.

         It is also understood that the Custodian shall not be

liable for any loss involving any securities, currencies,

deposits or other property of the Fund, whether maintained by it,

a Subcustodian, an agent of the Custodian or a Subcustodian, a

Securities System, or a Banking Institution, or a loss arising from a foreign currency transaction or contract, resulting from a

Sovereign Risk.  A "Sovereign Risk" shall mean nationalization,

expropriation, devaluation, revaluation, confiscation, seizure,

cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation,

imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism,

insurrection or revolution; or any other similar act or event beyond the Custodian's control.

         D.   The Custodian shall be entitled to receive

reimbursement from the Fund on demand, in the manner provided in

Section 7, for its cash disbursements, expenses and charge

(including the fees and expenses of any Subcustodian or any

Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

         E.   The Custodian may at any time or times in its

discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such

Agent (other than an Agent appointed pursuant to the third

paragraph of Section 3) shall not relieve the Custodian of any of its responsibilities under this agreement.

         F.   Upon request, the Fund shall deliver to the

Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any

applicable subcustodian agreement.

         7.   The Fund shall pay the Custodian a custody fee

based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund.  Such fee,

together with all amounts for which the Custodian is to be

reimbursed in accordance with Section 6D, shall be billed to the

Fund in such a manner as to permit payment by a direct cash

payment to the Custodian.

         8.   This Agreement shall continue in full force and

effect until terminated by either party by an instrument in

writing delivered or mailed, postage prepaid, to the other party,

such termination to take effect not sooner than seventy-five (75)

days after the date of such delivery or mailing.  In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6D and 7, upon receipt by the Fund of a statement setting forth such fees and expenses.

         In the event of the appointment of a successor

custodian, it is agreed that the funds and securities owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

         9.   This Agreement constitutes the entire understanding

and agreement of the parties hereto with respect to the subject matter hereof.  No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

         In connection with the operation of this Agreement, the

Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the

provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  No

interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this

Agreement.

         10.  This instrument is executed and delivered in The

Commonwealth of Massachusetts and shall be governed by and

construed according to the laws of said Commonwealth.

         11.  Notices and other writings delivered or mailed

postage prepaid to the Fund addressed to the Fund at 500 Plaza

Drive 3rd Floor, Secaucus, NJ 07094 or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109,

Attention: Manager, Securities Department, or to such other

address as the Custodian may have designated to the Fund in

writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

         12.  This Agreement shall be binding on and shall inure

to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations

hereunder without the prior written consent of the other party.

         13.  This Agreement may be executed in any number of

counterparts each of which shall be deemed an original.  This

Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.



         IN WITNESS WHEREOF, each of the parties has caused this

Agreement to be executed in its name and behalf on the day and year first above written.


ALLIANCE INTERNATIONAL PREMIER
  GROWTH FUND, INC.               BROWN BROTHERS HARRIMAN & CO.

    /s/ Edmund P. Bergan, Jr.     /s/ Kristen Fitzwilliam
                             Giarrusso
By                                per pro








                               37
00250238.AE1